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                                                                   Exhibit 10.16

                              KEY TECHNOLOGY, INC.
                         PROFIT SHARING AND 401(k) PLAN
                                2001 RESTATEMENT

                                 AMENDMENT NO. 2

     Pursuant to Section 10.2 of the Key Technology, Inc. Profit Sharing and 401(k) Plan, 2001 Restatement (the "Plan"), the sponsoring employer hereby adopts the following amendments to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This amendment also adopts the IRS model amendment adopting the 2001 proposed regulations for determining required minimum distributions. This amendment shall supercede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment. Except as otherwise provided, this amendment shall be effective as of January 1, 2002:

          1. Compensation. The definition of Compensation is amended by adding the following paragraph to Section 1.6:

          "For Plan Years beginning after December 31, 2001, the maximum annual Compensation counted for any Participant shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to the annual Compensation for the determination period that begins with or within such calendar year."

          2. Contributions. Section 3.1 of the Plan is re-designated as Section
     3.1.1 and the fourth sentence of that Section is amended to read as follows:

          "Each Participant's Compensation reduction amount may be a dollar amount or a percentage of his or her Compensation from 1 to 50 percent, in increments of whole percentages."

          3. Catch-up Contributions. The Plan is amended to add a new Section
     3.1.2 to read as follows:

          "3.1.2 Eligible Employees may arrange to make catch-up contributions to the Plan as follows:

          All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of,

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          Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k) 12), 410(b) or 416 of the Code, as
          applicable, by reason of the making of such catch-up contributions."

          4. Limits on Contributions. Section 3.4.1 of the Plan is amended to read as follows:

          "No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.1.2 of the Plan and Section 414(v) of the Code, if applicable. Any contribution in excess of the maximum amount shall be considered "excess deferrals." A Participant is deemed to have notified the Plan of excess deferrals to the extent the individual has excess deferrals for the Plan Year calculated by taking into account only elective deferrals under the Plan and any other plan of the Employer."

          5. Repeal of Multiple Use Test. Section 3.4.5 of the Plan is amended by adding the following sentence:

          "The multiple use test described in Treasury Regulation Section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001."

          6. Maximum Annual Additions to Accounts. Section 4.4 of the Plan is amended by adding a new Subsection 4.4.10, to read as follows:

          "4.4.10 Effective for limitation years beginning after December 31, 2001, except to the extent permitted under Section 3.1.2 of the Plan and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of:

               (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

               (b) 100 percent of the Participant's Compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year. The Compensation limit referred to in this subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code which is otherwise treated as an annual addition."

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          7. Vesting Schedule. Section 5.3.1 of the Plan is amended by adding the following paragraph after the second full paragraph and vesting schedule:

          "This paragraph shall apply to Participants who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001. In the event that such a Participant's employment terminates for any reason other than retirement, death or disability the percentage of the Participant's Employer Account which shall be vested and nonforfeitable with respect to contributions made for years beginning on or after January 1, 2002 shall be determined according to the following schedule:

                 Years of Service                   Vested Percentage

                    Less than 2                              0%
                         2                                  25%
                         3                                  50%
                         4                                  75%
                         5                                 100%

          8. Distribution Upon Severance From Employment. Section 5.3 of the Plan is amended by adding a new Subsection 5.3.5 to read as follows:

          "This Section 5.3.5 shall apply for distributions occurring after December 31, 2001. A Participant's vested Accounts shall be distributed on account of the Participant's severance from employment. Such a distribution shall be subject to the other provisions of the Plan regarding distributions but shall not be subject to any requirement that a "separation from service" has occurred."

          9. Required Minimum Distributions. Section 5.5.5(c) of the Plan is amended by adding the following subparagraph (v):

          "(v) Distributions for calendar years after 2001. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. The preceding sentence shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service."

          10. Direct Rollovers. Section 5.10 of the Plan is amended by adding a new Section 5.10.6, to read as follows:

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          "This Section 5.10.6 shall apply to distributions made after December
          31, 2001.

          (a) Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 5.10.3 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

          (b) Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the eligible rollover distribution provisions in Section 5.10.2 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan."

          11. Top-Heavy Provisions. The Plan is amended by adding a new Section 11.5, to read as follows:

          "11.5 This Section 11.5 shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefit requirements of Section 416(c) of the Code for such years. This Section amends Sections 11.1 through 11.4 to the extent inconsistent therewith.

          11.5.1 Key Employee means any employee or former employee (including any deceased employee) who, at any time during the Plan Year that includes the determination date, was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31,
          2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of
          Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability thereunder.

          11.5.2 Determination of present values and amounts. This Section 11.5-2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

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          (a) Distributions during the year ending on the determination date.
     The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

          (b) Employees not performing services during the year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

     11.5.3 Minimum Benefits.

          (a) Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

          (b) Contributions under other plans. The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met."

     Except as amended, the Plan shall remain in full force and effect.

                                         KEY TECHNOLOGY, INC.


                                         By: /s/  Gordon Wicher
                                            ------------------------------
                                         Date Signed: 1/16/02
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